Registration No. 333-________

                        As filed with the Securities and Exchange
                        Commission on August 24, 1998

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                      Sound Federal Bancorp
     (Exact Name of Registrant as Specified in its Charter)

       Federal                       (To be applied for)
(State of Incorporation)        (IRS Employer Identification No.)


                      300 Mamaroneck Avenue
                 Mamaroneck, New York 10543-2647
            (Address of Principal Executive Offices)

           Sound Federal Savings and Loan Association
       401(k) Profit Sharing Plan in RSI Retirement Trust
                    (Full Title of the Plans)

                           Copies to:

             Richard P. McStravick            Alan Schick, Esquire
  President and Chief Executive Officer    Michael E. Greene, Esquire
             Sound Federal Bancorp  Luse Lehman Gorman Pomerenk & Schick
             300 Mamaroneck Avenue         A Professional Corporation
       Mamaroneck, New York 10543-2647   5335 Wisconsin Ave., N.W., #400
                 (914) 698-6400              Washington, D.C.  20015
                                                 (202) 274-2000
       (Name, Address and Telephone
       Number of Agent for Service)

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. /X/

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                 CALCULATION OF REGISTRATION FEE


 Title of                                   Proposed          Proposed
Securities               Amount              Maximum           Maximum         Amount of
  to be                   to be           Offering Price       Aggregate      Registration
Registered             Registered(1)         Per Share       Offering Price       Fee

401(k) Participation
Interests               (1)                   $0             $0                  --(2)


______________
(1) Represents an indeterminate number of interests in the Sound
Federal Savings and Loan Association 401(k) Profit Sharing Plan in Retirement Trust (the "Plan").
(2) Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

    This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

    This Registration Statement relates to the registration of an indeterminate number of participation interests in the Sound Federal Savings and Loan Association 401(k) Savings Plan in RSI Retirement Trust (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1) and are filed as
Exhibit 4.1.

PART II.

Item 3.  Incorporation of Documents by Reference

    All documents filed by the Company pursuant to Sections
13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

    The Company's Registration Statement on Form S-1 originally filed by the Company under the Securities Act of 1933 with the SEC on June 19, 1998, and as amended on July 31, 1998 and August
11, 1998 (SEC File No. 333-573777).

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Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    None.

Item 6.  Indemnification of Directors and Officers

    Not applicable.

Item 7.  Exemption From Registration Claimed

    Not applicable.

Item 8.  List of Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

    5    Opinion of Luse Lehman Gorman Pomerenk & Schick, A
          Professional Corporation as to the legality of participation interests registered hereby.

    23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A
          Professional Corporation (contained in the opinion included as Exhibit 5).

    99.1 401(k) Prospectus Supplement

Item 9.  Undertakings

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; and

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

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Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                          EXHIBIT INDEX
Exhibit
Number   Description

5        Opinion of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation as to the legality of the Common Stock registered hereby.

23.1          Consent of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation (contained in the opinion included as Exhibit 5).

99.1          401(k) Prospectus Supplement

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                           SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mamaroneck, state of New York, on this 20th day of August, 1998.

                             Sound Federal Bancorp
                             (In formation)


                             By:  /s/ Richard P. McStravick
                                  ------------------------------
                                  Richard P. McStravick,
                                   President and Chief Executive
                                   Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By: /s/ Richard P. McStravick     By:  /s/ Stephen P. Milliot
    -------------------------          -------------------------
    Richard P. McStravick              Stephen P. Milliot
    President Chief Executive          Vice President and Chief
    Office (Principal Executive        Financial Officer
    Officer)                           (Principal Financial and
                                       Accounting Officer)

By: /s/ Bruno J. Gioffre          By:  /s/ Robert P. Joyce
    -------------------------          -------------------------
    Bruno J. Gioffre, Chairman         Robert P. Joyce, Director
    of the Board

    Date: August 20, 1998              Date: August 20, 1998

By: /s/ Joseph Dinolfo                 By:  /s/ Joseph A. Lanza
    -------------------------          -------------------------
    Joseph Dinolfo, Director           Joseph A. Lanza, Director

    Date: August 20, 1998              Date: August 20, 1998

By: /s/ Donald H. Heithaus        By:  /s/ Arthur C. Phillips
    -------------------------          -------------------------
    Donald H. Heithaus, Director       Arthur C. Phillips, Jr.,
                                       Director

    Date: August 20, 1998              Date: August 20, 1998


By: /s/ James Staudt
    -------------------------
    James Staudt, Director

    Date: August 20, 1998

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